EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan of our report dated November 1, 2004, with respect to the consolidated financial statements of Hologic, Inc. included in its Annual Report (Form 10-K) for the year ended September 25, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 7, 2004